SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) January 23, 2003


                               CONOLOG CORPORATION
         ---------------------------------------------------------------
               (Exact name of registrant as specified in charter)


         Delaware                   0-8174                     52-0853566
-------------------------    ---------------------       -----------------------
 (State or other juris-          (Commission                  (IRS Employer
diction of Incorporation)        File number)               Identification No.)


                  5 Columbia Road, Somerville, New Jersey 08876
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               (Address of principal executive offices) (Zip Code)


                                 (908) 722-8081
        ----------------------------------------------------------------
               Registrant's telephone number, including area code

                                 Not Applicable
 -------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

      As of February 28, 2003, there were 1,384,281 shares of Conolog Corporation's common stock issued and outstanding.

      The following table sets forth, as of February 28, 2003, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially more than 10% of the outstanding common shares of the Company, (ii) each of the Company's directors and (iii) all current directors and officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.

Name and Address of                  Amount and Nature              Percent
Beneficial Owner                 of Beneficial Ownership            of Class
---------------------------      -----------------------           ----------
Robert S. Benou                         19,000                       0.0137%
Arpad J. Havasy                          2,250                       0.0016%
Marc R. Benou                           18,355                       0.0133%
Louis Massad                             2,038                       0.0015%
Thomas Fogg                              3,600                       0.0026%
Edward J. Rielly                         1,500                       0.0011%
                                        ------                       ------
All Executive Officers and Directors
as a Group (6 Persons)                  46,743                       0.0338%



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CONOLOG CORPORATION



                                          By  /s/ Marc R. Benou
                                              ------------------------------
                                                       President and
                                                  Chief Operating Officer


Dated: March 4, 2003